Proxy Statement Pursuant to Section
                        14(a) of the Securities Exchange
                          Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
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         14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to "240.14a-12

                           Chester Valley Bancorp Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                .......................................................
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                  .......................................................
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        offsetting fee was paid previously. Identify the previous filing by
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        its filing.

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
                           CHESTER VALLEY BANCORP INC.
                            100 EAST LANCASTER AVENUE
                         DOWNINGTOWN, PENNSYLVANIA 19335
                                 (610) 269-9700

                            NOTICE OF ANNUAL MEETING
                         TO BE HELD ON OCTOBER 22, 2003

TO THE SHAREHOLDERS OF CHESTER VALLEY BANCORP INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Chester Valley Bancorp Inc. (the "Company") will be held on Wednesday, October 22, 2003, at 10:00 AM Eastern Time, at the Downingtown Country Club, 85 Country Club Drive in Downingtown, Pennsylvania, for the following purposes:

     (1) To elect two directors for a term of three years or until successors have been elected and qualified;

     (2) To ratify the appointment of KPMG LLP, as the Company's independent auditors for the fiscal year ending June 30, 2004; and

     (3) To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on September 2, 2003, are entitled to notice of and to vote at the Annual Meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED, REGARDLESS OF THE NUMBER YOU OWN. ACCORDINGLY, EVEN IF YOU PLAN TO BE PRESENT AT THE MEETING YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE ACCOMPANYING THIS NOTICE. NO POSTAGE NEED BE AFFIXED TO THE RETURN ENVELOPE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                               Robert J. Bradbury, Secretary
Downingtown, Pennsylvania
September 17, 2003

                           CHESTER VALLEY BANCORP INC.
                            100 EAST LANCASTER AVENUE
                         DOWNINGTOWN, PENNSYLVANIA 19335

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 22, 2003

     This Proxy Statement is furnished to the holders of common stock of Chester Valley Bancorp Inc. (the "Company"), a holding company which owns all of the outstanding shares of stock of First Financial Bank ("First Financial" or the "Bank") and Philadelphia Corporation for Investment Services ("PCIS"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held on October 22, 2003, at 10:00 AM Eastern Time at the Downingtown Country Club, 85 Country Club Drive in Downingtown, Pennsylvania, and at any adjournment thereof.

     This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders on or about September 19, 2003.

VOTING AND PROXY INFORMATION

     Only holders of record of the Company's common stock, par value $1.00 per share, at the close of business on September 2, 2003 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had 4,573,948 outstanding shares of common stock. Each outstanding share of the Company's common stock entitles the record holder thereof to one vote.

     Shareholders may vote at the Annual Meeting in person or by proxy. The proxy solicited hereby, if properly signed and returned to the Company before the Annual Meeting and not subsequently revoked, will be voted in accordance with the instructions specified therein. If no instructions otherwise are given, the proxy will be voted FOR the nominees for director listed below and FOR the ratification of the appointment of the Company's independent auditors.

     Any additional business that may properly come before the Annual Meeting will be voted upon by the proxies in accordance with their best judgment. Management of the Company is not aware of any additional matters that may come before the meeting.

     A shareholder who has submitted a proxy may revoke it at any time before it is exercised by providing written notice of its revocation to the Secretary of the Company.

     The Company's Bylaws provide that a quorum at an annual meeting consists of shareholders representing, either in person or by proxy, a majority of the votes that all shareholders are entitled to cast on the matters to come before the meeting. The Bylaws further provide that a majority of the votes cast by all shareholders present in person or by proxy and entitled to vote will decide any question brought before the meeting unless otherwise provided by statute or the Company's Bylaws or Articles of Incorporation.

     The nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast will be elected as directors. The affirmative vote of a majority of the votes cast by all shareholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is necessary to approve the ratification of the appointment of the Company's independent auditors.

     Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will have no effect on the outcome of voting with respect to the proposals.

SOLICITATION OF PROXIES

     The expenses of the solicitation of proxies will be borne by the Company. Certain officers, directors and employees of the Company may solicit proxies personally, by mail, telephone, telegraph, or otherwise. Such persons will not receive any fees or other compensation for such solicitation. The Company will reimburse brokers, custodians, nominees and fiduciaries for all reasonable expenses which they have incurred in sending proxy materials to the beneficial owners of the Company's common stock held by them.

CERTAIN BENEFICIAL OWNERS AND SECURITY OWNERSHIP OF MANAGEMENT

     Set forth below is certain information as of September 2, 2003, concerning the beneficial ownership of the Company's common stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding common stock of the Company, each nominee for election as director, each other member of the Company's Board of Directors, the Chief Executive Officer and the other most highly compensated executive officer(s), and all directors and executive officers as a group.


===========================================================================================================
  NAME AND ADDRESS OF                            NUMBER OF SHARES                   PERCENT OF
  BENEFICIAL OWNER                               BENEFICIALLY OWNED (1)             COMMON STOCK (2)
-----------------------------------------------------------------------------------------------------------
  G. Richard Bertolet                                  25,500                             0.56% * (3)
-----------------------------------------------------------------------------------------------------------
  Edward T. Borer                                      39,665                             0.87% * (3)
-----------------------------------------------------------------------------------------------------------
  Robert J. Bradbury                                  232,208                             5.08% (3)
  Suite 1140
  1617 John F. Kennedy Boulevard
  Philadelphia,  PA  19103
-----------------------------------------------------------------------------------------------------------
  Donna M. Coughey                                     90,504                             1.98% (3) (5)
-----------------------------------------------------------------------------------------------------------
  Joseph T. Crowley                                     1,500                             0.03% * (3)
-----------------------------------------------------------------------------------------------------------
  John J. Cunningham, III                              35,725                             0.78% * (3)
-----------------------------------------------------------------------------------------------------------
  Gerard F. Griesser                                   51,397                             1.12% (3)(5)
-----------------------------------------------------------------------------------------------------------
  Matthew D. Kelly                                     31,500                             0.69% * (3)
-----------------------------------------------------------------------------------------------------------
  Colin N. Maropis                                     59,667                             1.30% (3) (6)
-----------------------------------------------------------------------------------------------------------
  James E. McErlane, Esquire                          330,892                             7.23% (3) (4)
  24 E. Market Street
  West Chester,  PA  19381
-----------------------------------------------------------------------------------------------------------
  Emory S. Todd, Jr., CPA                              49,510                             1.08% (3)
-----------------------------------------------------------------------------------------------------------
  Madeline Wing Adler                                   3,500                             0.08% * (3)
-----------------------------------------------------------------------------------------------------------
  William M. Wright                                    48,566                             1.06% (3)
-----------------------------------------------------------------------------------------------------------
  Chester Valley Bancorp Inc.                         351,872                             7.69% (7)
  Employee Stock Ownership Plan ("ESOP")
  100 E. Lancaster Avenue
  Downingtown, PA  19335
-----------------------------------------------------------------------------------------------------------
  Directors and Executive Officers as a Group         974,634                            21.30% (8) (3) (7)
  (13 persons)
===========================================================================================================

(1) Pursuant to rules promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), an individual is considered to beneficially own any shares of common stock if he or she has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, the shares; or (2) investment power, which includes the power to dispose of, or to direct the disposition of, the shares. Except as otherwise indicated, the individuals named exercise sole voting and investment power over the indicated shares.

(2) The percentages were calculated based upon the shares of common stock outstanding on September 2, 2003, which equaled 4,573,948.

(3) Includes shares purchasable under stock options that are exercisable or will become exercisable within 60 days of September 2, 2003, to purchase shares of common stock as follows: Mr. Bertolet - 10,500 shares; Mr. Borer
     - 17,248 shares; Mr. Bradbury - 22,287 shares; Ms. Coughey - 87,826 shares; Mr. Crowley - 1,000 shares; Mr. Cunningham - 22,990 shares; Mr. Griesser - 20,785 shares; Mr. Kelly - 6,563 shares; Mr. Maropis - 27,892 shares; Mr. McErlane - 25,901 shares; Mr. Todd - 22,990 shares; Ms Wing Adler - 3,500 shares and Mr. Wright - 25,901 shares.

(4) Includes 133,111 shares held in a trust of which Mr. McErlane is a co-trustee with shared voting and investment power; 98,742 shares held by Mr. McErlane and his spouse as tenants by the entireties with right of survivorship; 71,892 shares held in the Lamb, Windle & McErlane Pension Fund for the benefit of Mr. McErlane.

(5) Includes shares registered as follows: Mr. Griesser's spouse - 230 shares, Ms. Coughey's spouse - 1,103 shares.

(6)  Includes 25,388 shares held in Mr. Maropis's ESOP account.

(7) As of September 2, 2003, the ESOP held 351,872 shares of the Company's common stock, all of which were allocated to participants' accounts. Under the terms of the Plan and the trust agreement for the ESOP, the trustee of the ESOP, Christiana Bank and Trust Company, has voting power over shares if they have not been allocated to participants' accounts as of September 2, 2003, and the trustee has the authority to dispose of allocated and unallocated shares only pursuant to the directions of participants with respect to a response to a tender or exchange offer. Shares which are allocated to participants' accounts are voted by the trustee in accordance with instructions from the participants. The trustee is empowered to vote any unallocated shares, as well as any shares for which instructions from participants are not received in a timely manner, at its sole discretion. The ESOP Committee which administers the Plan is composed of four individuals appointed by the Company's Board of Directors and has dispositive power with respect to all shares, except with respect to a response to a tender or exchange offer. Donna M. Coughey, a Director and President and Chief Executive Officer of the Company; William M. Wright, a Director of the Company; and James E. McErlane, a Director and Chairman of the Board of the Company, serve as members of the ESOP Committee. The individual members of the ESOP Committee disclaim beneficial ownership of the shares held by the ESOP.

(8) Includes 269,874 shares of common stock purchasable pursuant to stock options that are presently exercisable, and 25,388 shares allocated to executive officers' accounts in the ESOP. Excludes all other shares in the ESOP with respect to which three directors, in their capacity as Plan Administrators, have dispositive power and do not have voting power.

*INDICATES BENEFICIAL OWNERSHIP OF LESS THAN 1% OF THE ISSUED AND
 OUTSTANDING COMMON STOCK.

                      ELECTION OF DIRECTORS OF THE COMPANY
                                 (PROXY ITEM 1)

ELECTION OF DIRECTORS; CONTINUING DIRECTORS

     The Company's Bylaws provide that the Board of Directors shall consist of not less than three directors, with the exact number of directors at any time to be determined by the Board. The Board of Directors has fixed the number of directors at nine.

     The Company's Bylaws and charter also provide for the division of the Board of Directors into three classes as nearly equal in number as possible, with members of each class having a term of office of three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of shareholders for a three-year term. The term of three of the present directors will expire at the 2003 Annual Meeting. The Company regrets to announce that Robert J. Bradbury, who contributed significantly to the success of the Company for eleven years during his tenure on the Board of Directors, has elected not to stand for re-election.

     Unless contrary instructions are given, the shares represented by proxies solicited hereby will be voted for the nominees named below. Any shareholder who wishes to withhold authority from the proxy holders to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by marking his or her proxy to that effect. Shareholders cannot cumulate their votes for the election of directors. No proxy may be voted for a greater number of persons than the number of nominees named.

     Each of the nominees named below has consented to being named as a nominee and has agreed to serve, if elected. If any nominee should become unable to serve, the persons named in the proxy may vote for another nominee. The Company's Board of Directors has no reason to believe that any nominee listed below will be unable to serve as a director.

     Set forth below is certain information as of September 2, 2003, concerning each nominee for election as director and each other continuing member of the Company's Board of Directors. No nominee or director of the Company is related to any other director or executive officer of the Company.


                              NOMINEES FOR THE THREE-YEAR TERM EXPIRING IN 2006

====================================================================================================================
                             POSITION WITH THE COMPANY AND PRINCIPAL
NAME AND AGE                 OCCUPATION DURING THE PAST FIVE 5 YEARS                         YEAR ELECTED(1)
====================================================================================================================
Edward T. Borer              Director; Retired Chairman of Philadelphia Corporation               1998
(Age 64)                     for Investment Services since 1995, President and
                             CEO 1989-1995; Chairman and Director of
                             EnergyNorth, Inc. (exempt public utility holding
                             company) from 1982 to 2000
--------------------------------------------------------------------------------------------------------------------
James E. McErlane            Director, Chairman of the Board; Attorney and                        1991
(Age 60)                     Principal of the Law Firm of Windle & McErlane,
                             P.C., West Chester, Pennsylvania, since 1971
====================================================================================================================
                     THE BOARD OF DIRECTORS RECOMMENDS THAT THE NOMINEES BE ELECTED AS DIRECTORS


                                              CONTINUING DIRECTORS

====================================================================================================================
                             POSITION WITH THE COMPANY AND PRINCIPAL
       NAME AND AGE          OCCUPATION DURING THE PAST FIVE YEARS                               TERM (1)
--------------------------------------------------------------------------------------------------------------------
Donna M. Coughey             Director; President and CEO of the Company and                    2000 - 2004
(Age 53)                     First Financial Bank since November 2000.
                             President of Mellon Bank of Delaware from August
                             1996 to November 2000.
--------------------------------------------------------------------------------------------------------------------
                             Director; Attorney and Senior Member of Cozen                     1998 - 2004
John J. Cunningham, III      O'Connor, Philadelphia, Pennsylvania, since March
(Age 61)                     2000; Partner of Schnader, Harrison, Segal &
                             Lewis LLP, Philadelphia, Pennsylvania, 1969 -
                             February, 2000.
--------------------------------------------------------------------------------------------------------------------
Gerard F. Greiser            Director; President of Trident Financial Group, Inc.              1988 - 2005
(Age 54)                     (mortgage banking firm), Devon, Pennsylvania
                             since before 1987.
--------------------------------------------------------------------------------------------------------------------
Emory S. Todd, Jr.           Director; Self-employed Certified Public Accountant               1987 - 2005
(Age 62)                     in Chester Springs, Pennsylvania since before 1987.
====================================================================================================================
Madeline Wing Adler          Director; President of West Chester University,                   2003 - 2006
(Age 63)                     West Chester, Pennsylvania since 1992
====================================================================================================================
William M. Wright            Director; retired General Manager of Malcolm                      1980 - 2004
(Age 63)                     Wright Buick Olds, Inc., in Coatesville,
                             Pennsylvania.
====================================================================================================================

(1) Includes service as a director of First Financial prior to the formation of the Company as a holding company in 1990.

SHAREHOLDER NOMINATIONS

     The Company's Bylaws provide procedures which shareholders must follow in order to make nominations for election to the Company's Board of Directors. Under these provisions, shareholders may make nominations for election to the Board of Directors by submitting such nominations in writing to the Secretary of the Company at least 30 days prior to the date of an annual meeting, together with information about the person(s) proposed to be nominated that is required to be disclosed in a proxy statement for solicitation of proxies with respect to nominees for election as directors pursuant to regulations under the Exchange Act. Only those persons nominated by the Board of Directors and by shareholders as described above shall be voted upon at the Annual Meeting, unless the Board fails to make its nominations at least 30 days before the Annual Meeting, in which case nominations for directors may be made at the Annual Meeting by any shareholder entitled to vote at such meeting.

MEETINGS AND FEE ARRANGEMENTS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company and First Financial meet regularly once each month and may have additional committee and special meetings. Directors and Directors Emeritus of First Financial, with the exception of those who are full-time employees of First Financial, receive a quarterly fee of $3,000 and the Chairman of the Board of Directors receives a quarterly fee of $12,500. The Company and First Financial have one Director Emeritus, Richard D. Radcliff. Except as described below, Directors do not receive an additional fee for service on the Company's board or attendance at the Company's board meetings. During the fiscal year ended June 30, 2003 the Boards of Directors of both the Company and First Financial met 15 times.

     Members of the Company's Board and First Financial's Board who serve on Board committees or, in the case of First Financial, various bank committees, with the exception of those who are full-time employees of First Financial, also receive the following fees: the Chairman of the Audit Committee receives a fee of $1,000 per month and the other members of the Audit Committee receive a fee of $500 per meeting; and members of each other committee receive a fee of $300 for each committee meeting attended. Except for the Chairman of the Board, an additional fee of $150 per hour is paid to directors (other than those who are full-time employees of First Financial) for Board and committee meetings attended to the extent such meetings extend beyond two hours.

     Directors (including non-employee directors) also were eligible to receive stock options under the Company's stock option plans (the "Stock Option Plans"). In the fiscal year ended June 30, 2003, the non-employee directors each received options for the purchase of 2,500 shares of common stock of the Company and employee director Donna M. Coughey received options to purchase 25,000 shares.

     The Board of Directors of the Company has an Audit Committee, which reviews the records and affairs of the Company and its subsidiaries to determine their financial condition and monitor their adherence in accounting and financial reporting matters to generally accepted accounting principles. The Audit Committee assists the Board with its oversight of the integrity of the Company's financial statements, the independent auditor's qualifications, independence and performance, and the performance of the Company's internal audit function and administrative, operating and internal accounting controls. The functions of the Audit Committee also include appointing, setting the compensation for, and overseeing the Company's independent accountants. The Audit Committee is currently composed of Messrs. Todd (Chairman) and Wright as well as Mrs. Wing Adler. Each member of the Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Board of Directors has determined that Mr. Todd is a financial expert and is independent under the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors of the Company, a copy of which is included as Appendix A to this Proxy Statement. The Audit Committee met six times during the fiscal year ended June 30, 2003. The Audit Committee's Report is included on page 15 of this Proxy Statement.

     The Boards of the Company and First Financial have Executive Committees, which are authorized to exercise the powers of the Boards of Directors between regular meetings of the Boards. Both Executive Committees are composed of Ms. Coughey and Messrs. Bradbury and McErlane. The Executive Committee met 5 times during the fiscal year ended June 30, 2003.

     The Board of Directors of the Company also has established a Nominating Committee, which makes recommendations to the Board with respect to the selection of candidates as nominees for election as directors. The Nominating Committee is composed of all directors who are not up for re-election at the next annual meeting of shareholders. The Nominating Committee met once during fiscal year 2003. The Nominating Committee, in recommending Board candidates, will consider candidates recommended by shareholders. Shareholders who wish to recommend qualified candidates should write to the: Chester Valley Bancorp Inc.,
Attention: Corporate Secretary, 100 East Lancaster Avenue, Downingtown, PA 19335, stating in detail the qualifications of such persons for consideration by the Committee.

     First Financial's Board of Directors has a Personnel Committee, which reviews and approves recommendations for salary increases consistent with First Financial's compensation plans. The Committee is composed of Messrs. Wright (Chairman), Griesser, McErlane, Bradbury and Ms. Coughey. The Personnel Committee met 2 times during fiscal year 2003.

     In fiscal 2003 each director of the Company attended at least 75% of the aggregate of the number of meetings of the Company's Board and the number of meetings held by committees of the Company's Board on which he or she served.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on the Company's review of copies of reports received by it and written representations from certain reporting persons, the Company believes that, during fiscal 2003 and prior years, its executive officers and directors complied with all Section 16(a) filing requirements applicable to them, except that (1) Donna M. Coughey, G. Richard Bertolet, and Matthew D. Kelly failed to timely file their Form 3's during fiscal 2001, 2002 or 2003 and Form 4's for various separate stock option grants received during fiscal 2001, 2002 and 2003, all of which were reported in their Form 5's filed in July of 2003, and (2) Edward P. Borer, Robert J. Bradbury, John J. Cunningham, III, Gerard F. Greisser, James E. McErlane, Emory S. Todd, Jr and William M. Wright failed to file Form 4's for two separate stock option grants received in fiscal 2002, which were reported on their Form 5's filed in July, 2003. The Company's former Chief Financial Officer, Albert Randa, failed to timely file his Form 3 during fiscal year 2000 as well as various Form 4's for various stock option grants received during fiscal 2000, 2001 and 2002. To the best of the Company's knowledge, Mr. Randa has not filed a Form 5 to report such grants.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following information is provided with respect to executive officers of the Company who do not serve on its Board of Directors (i.e., executive officers in addition to Ms. Coughey). There are no arrangements or understanding between the Company and any person pursuant to which any such officers were selected. No executive officer is related to any other executive officer or director of the Company.

     COLIN N. MAROPIS (AGE 51) - EXECUTIVE VICE PRESIDENT OF THE COMPANY AND FIRST FINANCIAL

          Mr. Maropis joined First Financial in 1977. He served in various capacities until 1983, at which time he was elected as Assistant Vice President of Lending. In September 1986 he was appointed Vice President of Lending, a position he held until his appointment to Senior Vice President in May 1989. Mr. Maropis was appointed Executive Vice President in November 1997.

     MATTHEW D. KELLY (AGE 40) - EXECUTIVE VICE PRESIDENT OF FIRST FINANCIAL AND CHIEF OPERATING OFFICER OF PCIS

          Mr. Kelly joined First Financial in March 2002. Prior to his employment, he was Managing Director of PNC Advisors from October 2000 until joining First Financial. From 1997 to 2000, he served as Business Center Regional Manager for Mellon Bank. From 1990 to 1997, he served in various capacities at Mellon Bank with increased levels of responsibility.

     G. RICHARD BERTOLET (AGE 56) - EXECUTIVE VICE PRESIDENT OF FIRST FINANCIAL

          Mr. Bertolet joined First Financial in August 2002. From 2001 until the time he joined First Financial, he was a self-employed bank consultant. From 1995 through 2001, he served as Senior Vice President and Middle Market Regional Manager for Mellon Bank. Prior to 1995, he held various positions with Mellon Bank and its predecessor Girard Bank. He has over 34 years of Banking experience including lending, credit administration and retail management.

     JOSEPH T. CROWLEY (AGE 41) - CFO AND TREASURER OF THE COMPANY AND FIRST FINANCIAL

          Mr. Crowley joined First Financial and the Company in June 2003. Prior to his employment, he was Chief Financial Officer for Applied Card Systems, Inc. in Glen Mills, Pennsylvania from September 2000 until joining the Company. From 1991 to 2000, he served as President of Crusader Bank in Philadelphia, Pennsylvania as well as Chief Financial Officer for its' parent, Crusader Holding Corporation.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the cash compensation paid or accrued by the Company as well as certain other compensation paid or accrued, during each of the last three fiscal years, to the Chief Executive Officer ("CEO") and each other executive officer whose salary and bonus exceeded $100,000 during any such fiscal year.


--------------------------------------------------------------------------------------------------------------------
                                          SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------
                                                                                  LONG-TERM
                                             ANNUAL COMPENSATION                COMPENSATION
                                                                                   AWARDS
--------------------------------------------------------------------------------------------------------------------
                                                                                                      ALL OTHER
 NAME AND PRINCIPAL POSITION          YEAR      SALARY (1)      BONUS (1)       OPTIONS # (2)      COMPENSATION (3)
--------------------------------------------------------------------------------------------------------------------

Donna M. Coughey                     2003    $  288,636        $      --            25,000           $      --
President and CEO                    2002    $  250,000        $      --            39,974           $      --
                                     2001    $  130,769        $  50,000            23,152           $      --

Albert S. Randa(4)                   2003    $  109,487        $      --                --           $      --
Chief Financial Officer              2002    $  110,000        $      --            19,110           $      --
                                     2001    $  100,000        $  10,000               551           $      --

Colin N. Maropis                     2003    $  122,859        $   5,000             5,000           $  36,438
Executive Vice President             2002    $  114,400        $  32,318             7,455           $  31,704
                                     2001    $  110,000        $  10,000               579           $  34,043

Matthew Kelly                        2003    $  159,976        $   3,000            21,000           $      --
Executive Vice President             2002    $       --        $      --            10,500           $      --

G. Richard Bertolet                  2003    $  144,974        $      --            25,500           $      --
Executive Vice President
--------------------------------------------------------------------------------------------------------------------

(1) Each of the above officers received all of their salaries and bonuses from First Financial. Certain bonus amounts may have been earned in the identified fiscal year and paid within the first ninety days of the subsequent fiscal year. Included in salaries are amounts deferred at the election of the named Executive Officer pursuant to a deferred compensation plan as well as the Bank's matching contribution pursuant to 401K and Savings plans. Amounts deferred under the deferred compensation plan earn interest until such time as the funds are withdrawn from the Plan. The Company has no employees.

(2) The numbers of shares under options granted in fiscal 2002 and 2001 have been adjusted for the September 2002 and 2001 5% stock dividends and no adjustment has been made for the September 2003 5% stock dividend.

(3) This represents the value of the common stock allocated to the accounts of the named executive officers in the ESOP during such fiscal year, valued as of the date of such allocation, and the amount of net income of the Employee Stock Ownership Trust (which holds the assets of the ESOP) credited to their ESOP accounts during the fiscal year.

(4) Mr. Randa's employment with First Financial Bank and service as an officer of the Company ended in April 2003.

     The following table provides information on option grants in fiscal 2003 to the named executive officers.


-----------------------------------------------------------------------------------------------------------------
                                  OPTION GRANTS IN FISCAL YEAR 2003
-----------------------------------------------------------------------------------------------------------------
                                                                                                     GRANT DATE
                                     INDIVIDUAL GRANTS                                                  VALUE
-----------------------------------------------------------------------------------------------------------------
                                 NO. OF
                               SECURITIES        % OF TOTAL
                               UNDERLYING         OPTIONS
                                OPTIONS           GRANTED         EXERCISE OR                        GRANT DATE
                                GRANTED              TO           BASE PRICE        EXPIRATION         PRESENT
           NAME                   (#)            EMPLOYEES         ($/SHARE)           DATE           VALUE(3)
-----------------------------------------------------------------------------------------------------------------
Donna M. Coughey                25,000(1)          12.20%         $   20.98          6/30/13          $194,477
-----------------------------------------------------------------------------------------------------------------
Colin N. Maropis                 5,000(1)           2.44%         $   20.98          6/30/13          $ 38,895
-----------------------------------------------------------------------------------------------------------------
Matthew D. Kelly                21,000(1)          10.24%         $   20.98          6/30/13          $163,360
-----------------------------------------------------------------------------------------------------------------
                                10,500(2)           5.12%         $   14.97          8/12/12          $ 66,164
G. Richard Bertolet             15,000(1)           7.32%         $   20.98          6/30/13          $109,440
-----------------------------------------------------------------------------------------------------------------

FOOTNOTES

(1) One-quarter of the options become exercisable on the first anniversary of the grant date. The remaining three-quarters of options become exercisable on the second, third and fourth anniversaries of the grant date.

(2)  Options were fully exercisable on the date of the grant.

(3) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model.

     As required pursuant to SEC regulations, the material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: an exercise price of $14.97 and $20.98 representing the fair market value of the underlying stock on the date of grant; an estimated option life of 7.73 years; an interest rate of 3.25% that represents the interest rate on a comparable U.S. Treasury Note yield on the date of grant with a maturity corresponding to that of the option term; volatility of 34.33%, calculated using daily stock prices for an average of thirteen years prior to the grant date; and an assumed dividend growth of 2.28%.

     The following table summarizes the stock option exercises during the fiscal year and the value of options held at fiscal year-end of the five (5) named executive officers:


                         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                AND FISCAL YEAR-END OPTION/SAR VALUES

-----------------------------------------------------------------------------------------------------------------
                                                          NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED          IN-THE-MONEY
                                                         OPTIONS/SARS AT FISCAL         OPTIONS/SARS AT
                                                              YEAR-END (#)           FISCAL YEAR-END ($)(2)
                                                     ------------------------------------------------------------
                           SHARES         VALUE
         NAME            ACQUIRED ON     REALIZED     EXERCISABLE  UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
                        EXERCISE (#)      ($)(1)
-----------------------------------------------------------------------------------------------------------------
Donna M. Coughey               --              --        62,317        25,510         $233,092       $22,722
-----------------------------------------------------------------------------------------------------------------
Albert S. Randa            15,952        $113,121            --            --         $     --       $    --
-----------------------------------------------------------------------------------------------------------------
Colin N. Maropis            2,911        $ 45,121        17,707        10,185         $ 76,444       $23,219
-----------------------------------------------------------------------------------------------------------------
Matthew D. Kelly               --              --         6,563        24,937         $ 29,700       $16,343
-----------------------------------------------------------------------------------------------------------------
G. Richard Bertolet            --              --        10,500        15,000         $ 45,045       $    --
-----------------------------------------------------------------------------------------------------------------

(1) Value is based on the closing price of a share of the Company's common stock on the Nasdaq Stock Market on the date of exercise.

(2) Value is based on the closing price of the Company's common stock on the NASDAQ National Market System on June 30, 2003, minus the exercise price.

The following table provides information about equity compensation arrangements which have been approved, and those which have not been approved, by shareholders:


                                EQUITY COMPENSATION PLAN INFORMATION
----------------------------------------------------------------------------------------------------
                                                                             NUMBER OF SECURITIES
                                                                            REMAINING AVAILABLE FOR
                           NUMBER OF SECURITIES TO                           FUTURE ISSUANCE UNDER
                               BE ISSUED UPON          WEIGHTED-AVERAGE       EQUITY COMPENSATION
     PLAN CATEGORY        EXERCISE OF OUTSTANDING     EXERCISE PRICE OF         PLANS (EXCLUDING
                           OPTIONS, WARRANTS AND     OUTSTANDING OPTIONS,    SECURITIES REFLECTED
                                  RIGHTS             WARRANTS AND RIGHTS           IN COLUMN (A))
                                   (A)                       (B)                        (C)
----------------------------------------------------------------------------------------------------
      EQUITY
    COMPENSATION
   PLANS APPROVED
     BY SECURITY
      HOLDERS                     711,096                   $15.84                    139,368
----------------------------------------------------------------------------------------------------
       EQUITY
    COMPENSATION
      PLANS NOT
     APPROVED BY
   SECURITY HOLDERS                     0                    $0.00                          0
----------------------------------------------------------------------------------------------------
       TOTAL                      711,096                   $15.84                    139,368
----------------------------------------------------------------------------------------------------

PENSION PLAN

     The Company does not have a retirement or pension plan. The Bank, however, maintains a noncontributory defined benefit pension plan (the "Plan") covering all salaried employees of the Bank who have been employed by the Bank for one year and have attained 21 years of age. The Plan provides pension benefits to eligible retired employees at 65 years of age equal to 1.5% of their average annual salary during the highest five consecutive years multiplied by their years of accredited service.

     The following table shows the estimated annual retirement benefit payable pursuant to the Plan upon retirement at age 65, based on average annual salary during the five highest consecutive years before retirement, to Bank employees having the average salary levels and years of service specified in the table.

     The Bank annually makes such contributions as are actuarially necessary to provide the retirement benefits established under such plan. The benefits listed in the table are not subject to any deduction for Social Security or other offset. Annual retirement benefits are paid monthly to an employee during his lifetime. An employee may elect to receive lower monthly payments, in order for his or her surviving spouse to receive monthly payments under the Plan for the remainder of the spouse's life.

--------------------------------------------------------------------------------
                       AMOUNT OF ANNUAL RETIREMENT BENEFIT
                          WITH CREDITED SERVICE OF: (1)
--------------------------------------------------------------------------------
     AVERAGE
     ANNUAL
    EARNINGS      10 YEARS      20 YEARS     30 YEARS      40 YEARS    50 YEARS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    $ 25,000      $ 3,750       $ 7,500      $ 11,250      $ 15,000    $ 8,750
--------------------------------------------------------------------------------
      50,000        7,500        15,000        22,500        30,000     37,500
--------------------------------------------------------------------------------
      75,000       11,250        22,500        33,750        45,000     56,250
--------------------------------------------------------------------------------
     100,000       15,000        30,000        45,000        60,000     75,000
--------------------------------------------------------------------------------
     125,000       18,750        37,500        56,250        75,000     93,750
--------------------------------------------------------------------------------
     150,000       22,500        45,000        67,500        90,000    112,500
--------------------------------------------------------------------------------
     175,000       22,500        45,000        67,500        90,000    112,500
--------------------------------------------------------------------------------
     200,000       22,500        45,000        67,500        90,000    112,500
--------------------------------------------------------------------------------

(1) Ms. Coughey and Messrs. Bertolet, Crowley and Kelly do not have 10 years of credited service. Mr. Maropis has 25 years of credited service under the Plan. Earnings in excess of $200,000 are not considered in determining the pension benefit.

OTHER EMPLOYEE BENEFITS

     During the fiscal year ended June 30, 2003, the Company entered into Executive Survivor Income Agreements with various employees, including Ms. Coughey and Messrs. Bertolet, Kelly and Maropis. The total pre- and post-retirement death benefit payable to Ms. Coughey's beneficiaries if she dies is $500,000, while the pre- and post-retirement benefit payable to Messrs. Bertolet, Kelly and Maropis's beneficiaries is $250,000. The benefit is payable if the employee who entered into the Executive Survivor Income Agreement dies while employed by First Financial or if service with First Financial is terminated

          o    as a result of disability,

          o by voluntary termination after having reached age 62 with 5 years of service to First Financial,

          o within 12 months after a change in control, if the employee's termination of service was involuntary but without cause or voluntary with good reason. For this purpose, good reason can exist if any of a number of adverse employment actions affecting the employee is taken after a change in control, such as a reduction in the employee's salary or authority or relocation of First Financial's offices. As defined in the Executive Survivor Income Agreements, the term "change in control" includes events such as a merger or consolidation with another corporation where less than a majority of the combined voting power of the resulting corporation after the merger or consolidation is held by persons who were holders of the Company's voting securities immediately before the merger, a sale of substantially all of the Company's assets, acquisition by a person or group of 25% or more of the Company's stock, and a change of the composition of the Company's board of directors such that the current directors cease to constitute a majority of the board. No benefits are payable unless the employee dies before attaining the age of 85.

     Benefits payable under the Executive Survivor Income agreements are not funded. The Executive Survivor Income Agreements represent the mere promise on First Financial's part to pay benefits, which will be paid from First Financial's general assets. To assure itself of funds sufficient to pay the promised death benefits, First Financial purchased insurance on the employees' lives, through a single premium payment. First Financial owns the policies and is the sole beneficiary. Of the total premium paid for insurance on the various employees' lives, $177,653, $195,781, $225,194 and $134,737 are attributable to insurance purchased on the life of Ms. Coughey, Mr. Maropis, Mr. Bertolet and Mr. Kelly, respectively. Because the insurance is for the benefit of First Financial, not the employees, the premium amounts are not reflected in the Summary Compensation Table. First Financial expects that the policies' death benefits will be sufficient to allow First Financial to pay all benefits promised under the Executive Survivor Income Agreements and to recover in full the entire premium paid.

     The entire amount of the death benefit paid by First Financial is included in the recipient's taxable income. This follows from the fact that the payment is a compensatory one, based on a promise made in exchange for the employee's services. From the perspective of the recipient of death benefits, the benefits do not constitute life insurance proceeds because the benefit is paid by First Financial, not by the insurance company. In contrast, First Financial may exclude from its taxable income the proceeds of the insurance policy at the employee's death.

EMPLOYMENT AGREEMENTS

     The Company and First Financial have entered into employment agreements with Donna M. Coughey, their President and Chief Executive Officer, Colin N. Maropis, their Executive V.P. and prior to his separation from the Company, Albert S. Randa, former Chief Financial Officer, having three-year terms. Mr. Randa's contract contained similar terms to that of the Chief Executive Officer and Executive Vice President; however, his contract has since been terminated and there were no payments required of the Company upon his separation. The Chief Executive Officer's and such Executive Vice President's employment agreements are automatically extended for one year upon each anniversary of the commencement date of the agreements after review and approval by the Board of Directors, unless notice is given by either party at least 45 days prior to such anniversary date. The agreements provide for minimum annual base salaries, which may be increased from time to time by agreement of the parties, presently of $290,000 and $125,268 respectively.

     Under the agreements, each such named executive officer's employment is terminable for any reason by the Company and First Financial, but any termination without just cause, as defined, would entitle the officer to receive certain severance benefits described below. Termination for "just cause" is defined in the agreements to mean termination for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), willful violation of a final cease-and-desist order, willful or intentional breach or neglect of the officer's duties under the agreements, persistent negligence or misconduct in the performance of such duties or a material breach of any of the terms of the agreements. The agreements provide for payment of death benefits, if the officer should die with heirs during the term of the agreements, in an amount equal to one-half of the officer's total yearly compensation at the date of death. The agreements also contain provisions by which the President/CEO and Executive Vice President would receive specified severance benefits in the event that employment is voluntarily terminated for good reason, as defined.

     If the executive officers' employment is terminated by the Company and First Financial for other than just cause, or if the officer terminates employment for good reason consisting of (i) a failure by the Company and First Financial to comply with any material provisions of the agreements (unless cured within 10 days after notice of noncompliance has been given by the officer to the Company and First Financial) or (ii) any purported termination of the officer's employment which is effected by the Company and First Financial without proper notice specifying the basis for termination, then the employment agreements require the Company and First Financial to pay as severance to the officer an amount equal to the sum of the officer's annual base compensation at the time of termination plus the compensation the officer would have received during the remaining term of the agreements based upon his or her annual base compensation in effect prior to proper notice of termination having been given, such payment to be made over a two-year period. If the officer's employment was terminated by reason of these provisions on the date of this Proxy Statement, the President/CEO would be entitled to receive approximately $797,500 and the Executive V.P. would be entitled to receive $344,500 under the employment agreements. In addition, if the officer's employment is terminated other than for just cause and other than by reason of an order issued by a federal or state bank regulatory authority removing the officer from office or prohibiting the officer from participating in the conduct of the Company's or First Financial's affairs, or if the officer voluntarily terminates employment for good reason (as defined), the Company and First Financial shall maintain in effect for the continued benefit of the officer, for the remaining term of the officer's agreement (up to three years), all employee benefit plans and programs in which the officer was entitled to participate immediately prior to the date of termination, to the extent permissible under the general terms and provisions of such plans and programs.

     The employment agreements further provide for severance payments if the above-named executive officer voluntarily terminates employment for good reason consisting of (a) the occurrence of a change in control of the Company or First Financial or (b) after a change in control of the Company or First Financial,
(1) the assignment to the officer of any duties inconsistent with the officer's positions, duties, responsibilities and status with the Company and First Financial immediately prior to the change in control, (2) a change in the officer's reporting responsibilities, titles or offices as in effect immediately prior to the change in control, or (3) any removal of the officer from, or any failure to re-elect the officer to, any such positions (unless in connection with a termination of the officer's employment for just cause, disability, death or retirement, or by reason of an order issued by a federal or state regulatory authority removing the officer from office or prohibiting the officer from participating in the conduct of the Company's or First Financial's affairs). In such case, the severance payment from the Company and First Financial to the officer will equal the aggregate present value of the product of (i) the average aggregate annual compensation paid to the officer and includable in the officer's gross income for federal income tax purposes during the five calendar years preceding the taxable year in which the date of termination occurs, multiplied by (ii) 2.99, such payment to be made in a lump sum on or before the fifth day following the date of termination. If the employment of the officer were terminated by reason of these provisions on the date of this Proxy Statement, the President/CEO would be entitled to receive $658,200 and the above-named Executive V.P. would be entitled to receive $286,000, under the employment agreements. Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), states that severance payments which exceed the base compensation (the individual's compensation from the employer) of the individual are deemed to be "excess parachute payments" if they are contingent upon a change in control and the aggregate present value of payments in the nature of compensation equals or exceeds three times the base compensation. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the employer is not entitled to deduct the amount of such excess payments. The employment agreements provide that if the severance payment to the named executive officer constitutes a parachute payment in the opinion of counsel to the Company and First Financial in consultation with the Company's independent accountants, then payment shall be reduced to the largest amount that can be paid without constituting an excess parachute payment.

     The employment agreements generally define "change in control" to mean (i) a change in control as defined in regulations, (ii) an event that would be reported in response to Item 6(e) of Schedule 14A of the Exchange Act, (iii) the acquisition by any person (other than the Company or any person who, at the beginning of the employment contract, was a director or officer of the Company or First Financial) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company or First Financial representing 25% or more of the combined voting power of the Company's or First Financial's then outstanding securities, (iv) during any period of two consecutive years, there is a change in a majority of either the Board of Directors of the Company or First Financial for any reason unless the election of each new director was approved by at least two-thirds of the directors then in office who were directors at the beginning of the period or (v) the Company ceases to be a publicly-owned corporation. The change in control provision included in the employment agreements would increase the cost to a potential acquirer of the Company or First Financial and may therefore operate as an anti-takeover device.

     Additionally, the Company and the Bank entered into a severance agreement with Joseph T. Crowley, the Company and Bank's Chief Financial Officer, whereby the Company agrees to provide such executive with severance compensation equal to one year's base salary plus certain benefits in the event his employment is terminated without cause within one year of a Change in Control. Change in Control is defined as the occurrence of either of the following: (a) Any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as in effect from time to time (the "Exchange Act") is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or the Bank (excluding the Company's ownership in the Bank) representing 51% or more of the combined voting power of the Company's or the Bank's then outstanding securities, or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company or the Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

     Additionally, the Company and the Bank entered into severance agreements with G. Richard Bertolet and Matthew D. Kelly, each an Executive Vice President, whereby the Company agrees to provide such executive with severance compensation equal to one year's base salary plus certain benefits in the event his employment is terminated without cause within one year of a Change in Control. Change in Control is defined as the occurrence of either of the following: (a) Any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as in effect from time to time (the "Exchange Act") is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or the Bank (excluding the Company's ownership in the Bank) representing 67% or more of the combined voting power of the Company's or the Bank's then outstanding securities, or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company or the Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

REPORT OF THE PERSONNEL COMMITTEE

     The Committee believes that the overall enhancement of the Company's performance and, in turn shareholder value, depends to a significant extent on the establishment of a close relationship between the financial interests of shareholders and those of the Bank's employees, especially its senior management. In addition to a desired pay-for-performance relationship, the Committee also believes that the Bank must maintain an attractive compensation package that will attract, motivate and retain executive officers who are capable of making significant contributions towards the success of the Bank.

     At the Bank, salary levels are based on an evaluation of the individuals' performance and competitive pay practices. The salary levels are then reviewed and ratified by the Committee. The Committee reviews the evaluations of senior management and the performance of the President. (The President does not participate in deliberations of her own compensation.) While the Committee does not use strict numerical formulas to determine changes in the compensation of the President and the other executive officers of the Bank and while it weighs a variety of different factors in its deliberations, it emphasizes earnings, profitability, capital position and income levels as factors in setting the compensation of the Bank's executive officers, in particular the President. It also takes into account non-quantitative factors, including such factors as the level of responsibility and general management oversight. While the various quantitative factors approved by the Committee were considered in evaluating individual officer performance, such factors were not assigned a specific weight in evaluating the performance of the President or the other executive officers.

     Periodically, independent compensation consultants are engaged to review the compensation and benefits programs of the Bank in relation to similar programs and practices of other companies who are direct competitors for employees' services, including executive talent. Salary levels for all employees are compared to peers who have similar job responsibilities in other companies. Results of the study, along with recommendations for any changes, are reported to the Personnel Committee.

     An important component of the Bank's executive compensation package is an incentive compensation plan which provides for cash payments and options to executive officers based on the performance of the Bank in relation to a set of performance goals and targets. The institutional goals are recommended by management each year and approved by the Committee and the Board of Directors. All officers of the Bank are eligible to participate in the program. The incentive compensation of executive officers is more closely linked to Bank performance, while the incentive compensation of junior officers is more closely linked to personal performance.

                           PERSONNEL COMMITTEE
                           -------------------

                           William M. Wright, Chairman
                           James E. McErlane
                           Gerard F. Griesser
                           Robert J. Bradbury
                           Donna M. Coughey

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Personnel Committee of the Board of Directors of the Bank has the responsibility for establishing an appropriate compensation policy for employees, including executive officers of the Bank, and for overseeing the administration of that policy.

     The Personnel Committee of the Board of Directors of the Bank consists of Messrs. William M. Wright (Chairman), Gerard F. Griesser, James E. McErlane, Robert J. Bradbury and Ms. Donna M. Coughey. Mr. McErlane serves as the Chairman of both the Company and the Bank and is not an employee of either entity. Mr. Bradbury is Secretary of the Company and the Bank and is not an employee of either entity. Ms. Coughey is President/CEO of the Company and the Bank and is a full time employee of the Bank. During the fiscal year ended June 30, 2003, none of these individuals had any transactions or relationships with the Company requiring specific disclosure under applicable rules of the Securities and Exchange Commission, and there were no "interlocking" or cross-board memberships that are required to be disclosed under the Commission's rules, except as follows:

     o Mr. Griesser is a director and president of a mortgage-banking firm from which the Bank purchased single-family residential mortgage loans in the years prior to the last fiscal year. While no such purchases were made in fiscal 2003 or 2002, the Bank intends to continue to have the option of making such purchases during the current fiscal year.

     o Mr. McErlane is a principal in a law firm which the Company and its subsidiaries retained during the last fiscal year and the Company and its subsidiaries intend to retain such firm during the current fiscal year.

     o Mr. Bradbury is an executive officer, director and principal of an investment-banking firm from which the Bank purchased and sold investment securities during the last fiscal year and the Bank intends to continue such business relationship.

     o Ms. Coughey and Mr. McErlane, executive officers of the Company, are directors of PCIS, a subsidiary of the Company, and as such, participate in compensation decisions affecting executive officers of PCIS. Mr. Edward Borer, a director of the Company, served as Chairman of the Board of PCIS through July 2003.

     For a general description of credit transactions and relationships, which directors and executive officers of the Company and their associates may have had with the Bank during fiscal 2003, see "Certain Transactions of Management and Others with the Company and Subsidiaries."

REPORT OF THE AUDIT COMMITTEE

     The primary role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the Company's financial reporting process, the Company's system of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. Further the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditors' independence and has discussed the independence of KPMG LLP with the firm.

     Based upon the Committee's review and discussions noted above, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2003, for filing with the Securities and Exchange Commission.


                          Audit Committee
                          ---------------
                          Emory S. Todd, Jr., Chairman
                          William M. Wright
                          Madeline Wing Adler

PERFORMANCE GRAPH

     The following graph presents the five year cumulative total return on Chester Valley Bancorp's common stock, compared to the S&P 500 Index, the Nasdaq
- Total US, the Nasdaq - Banks and the SNL Mid-Atlantic Bank Index for the five year period ended June 30, 2003. The comparison assumes that $100 was invested in the Company's common stock and each of the foregoing indices and that all dividends have been reinvested. The stock price performance for the Company's common stock is not necessarily indicative of future performance.



                   [TOTAL RETURN PERFORMANCE GRAPHIC OMITTED]


                                                         PERIOD ENDING
                                --------------------------------------------------------------
INDEX                             06/30/98  06/30/99  06/30/00  06/30/01   06/30/02  06/30/03
----------------------------------------------------------------------------------------------
Chester Valley Bancorp Inc.         100.00     85.77     92.16     80.84      98.47    129.41
S&P 500                             100.00    122.72    131.62    112.10      91.93     92.07
NASDAQ - Total US                   100.00    143.67    212.43    115.39      78.60     87.64
NASDAQ Bank Index*                  100.00     98.77     80.98    112.34     125.92    127.77
SNL Mid-Atlantic Bank Index         100.00    117.82    125.70    151.40     119.95    133.42


CERTAIN TRANSACTIONS OF MANAGEMENT AND OTHERS WITH THE COMPANY AND SUBSIDIARIES

     Robert J. Bradbury, an executive officer and director of the Company, is an executive officer, director and principal of an investment-banking firm from which the Bank purchased and sold investment securities during the last fiscal year. The Bank intends to continue the business relationship during the current fiscal year. The purchases of investment securities from the investment banking firm amounted to $9.4 million and the sales amounted to $4.0 million during fiscal year 2003. These securities were purchased and sold at market rates and on terms no more favorable to the investment-banking firm than those obtainable on an arm's-length basis. During the year ended December 31, 2002, the amount of income earned by the investment-banking firm related to the investment activity with the Company did not exceed 5% of that firm's gross revenues for such fiscal year.

     John J. Cunningham, III, a director of the Company, is a senior member in a law firm which the Company and its subsidiaries have retained during the last fiscal year and which the Company and its subsidiaries intend to retain during the current fiscal year. During the year ended December 31, 2002, the amount of legal fees paid to Mr. Cunningham's law firm did not exceed 5% of that firm's gross revenues for such fiscal year.

     James E. McErlane, Chairman, is a principal in a law firm which the Company and its subsidiaries have retained during the last fiscal year and which the Company and its subsidiaries intend to retain during the current fiscal year. During the year ended December 31, 2002, the amount of legal fees paid to Mr. McErlane's law firm did not exceed 5% of that firm's gross revenues for such fiscal year.

     Pursuant to a Deferred Compensation Agreement entered into by First Financial Bank's predecessor, Downingtown Savings and Loan, in December 1983 with Richard L. Radcliff, a director of the Company (including the Bank and its predecessor, Downingtown Savings and Loan) from 1975 until October 2002, all compensation payable to Mr. Radcliff beginning in December 1983 has been deferred. Since 1983, Mr. Radcliff has earned compensation from the Company by performing architectural services in connection with the establishment and renovation of bank facilities, reviewing appraisals for real estate loans and serving as a director. The compensation deferred by Mr. Radcliff has earned interest compounded annually, at a floating rate set annually. For the 2002 and 2003 calendar years, the annual interest rates were 5.12% and 5.36%, respectively. As of December 31, 2002, aggregate withdrawals by Mr. Radcliff on account of his deferred compensation amounted to $81,200, and the remaining balance of his deferred compensation account equaled $354,316.50. During the fourth quarter of the Company's fiscal year ended June 30, 2003, the Company paid to Mr. Radcliff all remaining deferred compensation (with interest) accrued for his account, totaling $363,421.96. All directors are eligible to participate in a deferred compensation plan whereby their fees may be deferred at their election. The deferral earns interest until such time as the compensation is withdrawn from the plan. Messrs. Borer, Cunningham, McErlane and Todd as well as Ms. Wing Adler have elected to participate in the plan.

     Some current directors, nominees for director and executive officers of the Company and their associates were customers of and had transactions with or involving the Bank and/or PCIS in the ordinary course of business during the fiscal year ended June 30, 2003. Additional transactions may be expected to take place in the ordinary course of business in the future. Some of the Company's current directors and nominees for director are directors, officers, trustees or principal security holders of corporations or other organizations that were customers of, or had transactions with, the Bank or PCIS in the ordinary course of business during the last fiscal year.

     The outstanding loans and commitments to, and other financial transactions with, any current director, nominee for director or executive officer of the Company or with persons or business entities affiliated with any current director, nominee for director or executive officer of the Company were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collection or present other unfavorable features. It is expected that the Bank will continue to have similar transactions with such organizations in the future.


                       APPOINTMENT OF INDEPENDENT AUDITORS

                                 (PROXY ITEM 2)

     The Audit Committee of the Board of Directors of the Company has appointed KPMG LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending June 30, 2004, subject to ratification of such appointment by shareholders. The submission of the appointment of KPMG LLP for ratification by the shareholders is not required by law or by the Company's Bylaws. The Board of Directors is nevertheless submitting this appointment to shareholders to ascertain their views. If shareholders do not ratify the appointment, the selection of other independent public accountants will be reconsidered by the Audit Committee of the Board of Directors. Representatives of KPMG LLP are expected to be present at the Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

AUDIT AND NON-AUDIT FEES

     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2003, and fees billed for other services rendered by KMPG LLP.

                                                   2002           2003
                                              ============== ==============
Audit fees excluding audit related                 $101,000       $105,000

Audit related fees (1)                                   --         39,000
                                              -------------- --------------
  Total audit and audit related fees                101,000        144,000
                                              -------------- --------------

  Tax related fees (2)                                7,000         32,000
  All other fees (3)                                 84,000             --
                                              -------------- --------------
Total fees                                         $192,000       $176,000
                                              ============== ==============

(1) Audit related fees consisted principally of review and testing of special accounting issues.
(2)  Tax fees include tax compliance, planning and return preparation services.
(3) All other fees consisted of fees for services for operational internal auditing.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP, AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.


                SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

     The Company currently expects that next year's Annual Meeting of Shareholders will be held in October 2004. In order to be eligible for inclusion in the Company's proxy materials for such meeting, any shareholder proposal must be submitted in writing and received at the Company's executive office at 100 East Lancaster Avenue, Downingtown, PA 19335 by the close of business on May 22, 2004. In order to be considered for presentation at next year's Annual Meeting, although not included in the proxy statement, any shareholder proposal must be received in writing at the Company's executive office at the foregoing address on or before the close of business on July 31, 2004 (unless the 2004 Annual Meeting is not held on a date between September 22, 2004 and November 21, 2004, in which case the shareholder proposal must be received at least 45 days prior to the actual mailing date of the proxy materials for the 2004 Annual Meeting).

     All shareholder proposals for inclusion in the Company's proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. All shareholder proposals, whether or not to be included in the Company's proxy materials, must also comply with the requirements contained in the Company's Bylaws. A copy of the current Bylaws may be obtained from the Secretary of the Company.


                                  ANNUAL REPORT

     A copy of the Company's Form 10-K, which includes the Annual Report to Shareholders for the fiscal year ended June 30, 2003, accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2003 MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST TO MS. SHARON E. LEMON, SHAREHOLDER RELATIONS ADMINISTRATOR, CHESTER VALLEY BANCORP INC., 100 EAST LANCASTER AVENUE, DOWNINGTOWN, PENNSYLVANIA 19335.


                                  OTHER MATTERS

     Management knows of no business other than as described above that is planned to be brought before the Annual Meeting. Should any other matters arise, however, the persons named on the enclosed proxy will vote thereon according to their best judgment.


                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           ROBERT J. BRADBURY, SECRETARY

Downingtown, Pennsylvania
September 17, 2003

                                REVOCABLE PROXY

                          CHESTER VALLEY BANCORP INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             OF CHESTER VALLEY BANCORP INC. FOR THE ANNUAL MEETING
                 OF SHAREHOLDERS TO BE HELD ON OCTOBER 22, 2003

     The undersigned, hereby revoking any proxy previously given, hereby appoints Colin N. Maropis and Pamela Collins, and each of them individually, as attorneys and proxies, with full power of substitution for each of them, to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Chester Valley Bancorp Inc. (the "Company") to be held on Wednesday, October 22, 2003, at 10:00 A.M. at the Downingtown Country Club, Downingtown, Pennsylvania, and any adjournments thereof, and to vote the number of shares of the Company's common stock which the undersigned would be entitled to vote if personally present in the manner indicated herein and in accordance with the judgment of said proxies on any other business which may come before the Annual Meeting, all as set forth in the Notice of Annual Meeting and accompanying proxy statement, receipt of which the undersigned hereby acknowledges. This proxy may be revoked at any time prior to its exercise.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)



                       ANNUAL MEETING OF SHAREHOLDERS OF

                          CHESTER VALLEY BANCORP INC.

                                OCTOBER 22, 2003






                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.



     Please detach along perforated line and mail in the envelope provided.
--------------------------------------------------------------------------------

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

-------------------------------------------------------------------------------------------------------------------------------
|   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.                             |
|  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |x||
-------------------------------------------------------------------------------------------------------------------------------
                                                         |                                              FOR    AGAINST   ABSTAIN
                                                         |                                             -----    -----     -----
1. Election of Directors:                                |2. Ratification of appointment of KPMG LLP.  |   |    |   |     |   |
                                                         |                                             -----    -----     -----
----                       NOMINEES:                     |DIRECTORS RECOMMEND A VOTE FOR THE PROPOSAL.
|  |  FOR ALL NOMINEES     O Edward T. Borer             |
----                       O James E. McErlane, Esquire  |THIS PROXY WILL BE VOTED (1) AS DIRECTED HEREON OR, IF NO DIRECTION IS
                                                         |GIVEN, FOR THE NOMINEES FOR DIRECTORS LISTED IN ITEM 1 AND FOR ITEM 2
                                                         |AND (2) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY
----                                                     |PROPERLY COME BEFORE THE MEETING.
|  |  WITHHOLD AUTHORITY                                 |
----  FOR ALL NOMINEES                                   |PLEASE VOTE, SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE
                                                         |ENCLOSED ENVELOPE.
----                                                     |
|  |  FOR ALL EXCEPT                                     |
----  (See instructions below)                           |
                                                         |
                                                         |
                                                         |
                                                         |
INSTRUCTION: To withhold authority to vote for any       |
-----------  individual nominee(s), mark "FOR ALL EXCEPT"|
             and fill in the circle next to each nominee |
             you wish to withhold, as shown here:      O |
---------------------------------------------------------|
                                                         |
                                                         |
                                                         |
                                                         |
                                                         |
                                                         |
                                                         |
                                                         |
                                                         |
---------------------------------------------------------|
To change the address on your account, please check -----|
the box at right and indicate your new address in   |   ||
the address space above. Please note that changes   |   ||
to the registered name(s) on the account may not    -----|
be submitted via this method.                             |
---------------------------------------------------------|
                         -----------------------        --------                         ----------------------        -------
Signature of Shareholder |                     |  Date: |      | Signature of Shareholder|                     | Date: |      |
                         -----------------------        --------                         ----------------------        -------

     NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.
           When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.